UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    March 30, 2007

Humana Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-5975                                          61-0647538
(Commission File Number)                      (IRS Employer Identification No.)

500 West Main Street, Louisville, KY                          40202
(Address of Principal Executive Offices)                         (Zip Code)

502-580-1000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
      ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
      ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
      ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

                  An Amendment of Solicitation/Modification of Contract ("Amendment") to the contract between Humana Military Healthcare Services, Inc. ("HMHS"), a wholly-owned subsidiary of Humana Inc., and the United States Department of Defense TRICARE Management Activity ("TMA") concerning Humana's contract with TMA for administration of the TRICARE program in TMA's South Region became effective as of April 1, 2007. A copy of the Amendment is attached hereto as Exhibit 10 and is incorporated herein by reference.

                  The Amendment (i) extends the term of the contract through Option Period IV, which runs from April 1, 2007 to March 31, 2008, and (ii) incorporates into the contract the parties' negotiated target underwritten health care cost and underwriting fee for Option Period IV.

                  HMHS, headquartered in Louisville, Kentucky, has been a Department of Defense contractor for the TRICARE program since July 1, 1996. In August 2003, HMHS was awarded the contract to provide health benefits support and services to approximately 2.8 million active duty and retired military and their eligible family members in the ten-state South Region.

                  Revenues associated with the anticipated contract amendment and the related earnings thereon were included in Humana's 2007 consolidated guidance in the Company's earnings press release dated February 5, 2007.

Item 9.01   Financial Statements and Exhibits.

(d)   Exhibits:

Exhibit No.                                          Description

       10              Amendment of Solicitation/Modification of Contract

SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC. BY: /s/ Arthur P. Hipwell Arthur P. Hipwell Senior Vice President

Dated:    April 4, 2007